EXHIBIT 9(c)

                              CONSENT TO COUNSEL
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BRUSSELS                                                        FOLEY & LARDNER
CHICAGO                                                        ATTORNEYS AT LAW
DENVER
DETROIT
JACKSONVILLE
LOS ANGELES
MADISON
MILWAUKEE
ORLANDO
SACRAMENTO
SAN DIEGO
SAN FRANCISCO
TALLAHASSEE
TAMPA
WASHINGTON, D.C.
WEST PALM BEACH


                                 April 22, 2002

USAA Life Investment Trust
USAA Building
9800 Fredericksburg Road
San Antonio, Texas 78288


Ladies and Gentlemen:

     We hereby consent to the reference in Post-Effective Amendment No. 10 (the "Amendment") to the Registration Statement (No. 33-82270) under the Securities Act of 1933 on Form N-1A of USAA Life Investment Trust (the "Registrant"), a business trust formed under the laws of the State of Delaware, to (i) the opinion of Freedman, Levy, Kroll & Simonds (which merged into this firm on February 1, 2001), dated June 22, 1995, with respect, as relevant to the Amendment, to the legality of the Registrant's authorized shares of beneficial interest in the Income Fund, Growth and Income Fund, World Growth Fund, and Diversified Assets Fund, which opinion was filed with Post-Effective Amendment No. 1 to the Registration Statement, and (ii) our opinion, dated February 13, 1997, with respect, as relevant to the Amendment, to the legality of the Registrant's authorized shares of beneficial interest in the Aggressive Growth Fund, which opinion was filed with Post-Effective Amendment No. 3 to the Registration Statement.

     We also hereby consent to the reference to this firm in the Statement of Additional Information under the heading "Legal Matters" which forms a part of the Amendment and to the filing of this consent as an exhibit to the Amendment.

     In giving this consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the SEC thereunder.


                                 Very truly yours,


                                 /S/ FOLEY & LARDNER
                                 -------------------
                                 Foley & Lardner



FOLEY & LARDNER
WASHINGTON HARBOUR                                         CLIENT/MATTER NUMBER
3000 K STREET, N.W., SUITE 500                             303280/0004
WASHINGTON, D.C. 20007-5109


TELEPHONE: (202) 672-5300                                  002.817856.1
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